UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 17, 2011

DT Sale Corp.

(Exact Name of Registrant as Specified in Its Charter)

California	0-14843	33-0033759
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18030 Brookhurst PMB 373 Fountain Valley, CA	92708
(Address of Principal Executive Offices)	(Zip Code)

(800) 553-1170

(Registrant’s Telephone Number, Including Area Code)

5675 Hudson Industrial Parkway, Hudson, Ohio 44236

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective October 17, 2011, the Board of Directors of DT Sale Corp. (formerly known as “DPAC Technologies Corp.”) (the “Company”), at a meeting held on that date, appointed Stephen J. Vukadinovich, the Company’s current Chief Financial Officer, as President of the Company. Mr. Vukadinovich will continue to serve as the Company’s Chief Financial Officer, which position he has held since 2004, having previously served as Controller since May of 2000.

Effective midnight, October 17, 2011, Mr. Sam Tishler resigned as Chairman and as a member, and Messrs. Mark Chapman and Dennis Leibel resigned as members, of the Board of Directors of the Company. The foregoing resignations were rendered in connection with the dissolution and wind down of the Company’s business pursuant to Plan of Complete Liquidation and Dissolution previously reported in the Company’s Current Reports on Form 8-K filed August 9, 2011 and October 18, 2011 (the “Plan of Dissolution”).

Item 8.01 Other Events

The distribution of $0.05 per share of Company common stock to each “Nonaffiliated Shareholder” contemplated by the Plan of Dissolution, and previously reported in the Company’s Current Reports on Form 8-K filed on August 9, 2011 and October 18, 2011 and discussed in the Company’s definitive Information Statement first sent to holders of record on September 22, 2011, will be paid in cash on October 31, 2011 to Nonaffiliated Shareholders of record as of that date, subject to surrender of stock certificates.

As previously reported, a “Nonaffiliated Shareholder” is a holder of Company common stock (i) who is not as of, and has not been within 90 days prior to, October 31, 2011, an officer or director or employee of the Company or its subsidiary or (ii) who is not a party to the Allocation Agreement, which was previously reported in the Company’s Current Reports on Form 8-K filed August 9 and October 18, 2011.

The Company will cause its paying agent to mail to each Nonaffiliated Shareholder of record instructions on the procedures for surrendering stock certificates in order to receive such distribution. It is expected that such distribution will be the only distribution received by Nonaffiliated Shareholders as a result of the Plan of Dissolution.

In connection with the dissolution and winding up, the Company no longer maintains a physical office. After the date of this report, all communications with the Company should be in writing and directed to the following address: 18030 Brookhurst PMB 373, Fountain Valley, CA 92708.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DPAC TECHNOLOGIES CORP.
(Registrant)

Date: October 21, 2011	By:	/s/ Stephen J. Vukadinovich
Stephen J. Vukadinovich, President and Chief Financial Officer